UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒                                                 Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

MASIMO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 9, 2023, Masimo Corporation (“Masimo”) held a conference call and live audio webcast with slide presentation to discuss its financial results for the quarter ended April 1, 2023 and corporate updates. During the call, Masimo management referred to the election of directors at Masimo’s 2023 Annual Meeting of Stockholders. A partial transcript showing these remarks made by Joe Kiani, Masimo’s Chief Executive Officer and Chairman of Masimo’s board of directors (the “Board”), is set forth below.

EXCERPT FROM TRANSCRIPT OF MASIMO CORPORATION
EARNINGS CONFERENCE CALL HELD ON MAY 9, 2023

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Joe Kiani – Masimo Corporation – Chairman and Chief Executive Officer

We intend to grow Masimo by making a real difference in people’s lives in hospitals and home. But, we can’t do it without the dedication and commitment of our team and support of our shareholders. For the first time since we took Masimo public in 2007, we will be engaged in a proxy contest. We encourage all of our shareholders to vote. The outcome will be consequential for our Company’s mission, strategy and guiding principles, which have been incredibly important to our success.
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Forward-Looking Statements
Statements made by Masimo on the earnings conference call includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2023 Annual Meeting of Stockholders, (ii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2023 Annual Meeting of Stockholders and (iii) factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.
Additional Information Regarding The Annual Meeting of Stockholders Currently Expected to Be Held on June 26, 2023 and Where to Find It
Masimo intends to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2023 Annual Meeting of Stockholders. MASIMO’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Masimo with the SEC without charge from the SEC’s website at www.sec.gov.
Certain Information Regarding Participants
Masimo, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Masimo’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting of Stockholders. Information regarding the ownership of Masimo’s directors and executive officers in Masimo common shares is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in Masimo’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.